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                                                                 Exhibit 10.9

[NRG ENERGY, INC. LETTERHEAD]


1221 Nicollet Mall
Suite 700
Minneapolis, MN 55403-2445           August 25, 1997
Telephone (612) 373-5300
Fax (612) 373-5346


Mr. Michael D. Henderson
Mill Controller
Rock Tenn Company
2250 Wabash Avenue
St. Paul, Minnesota 55114

Dear Mike:

Please find following NRG's understanding of the agreements reached during our meeting in your office.

In contract year 1996-1997, the price increase of   % was agreed to be spread
over two years. On an actual cost basis, this would have resulted in a price
increase of    % for the contract year 1997-98.

It was agreed by both NRG and Waldorf that an increase of this magnitude would be unacceptable. It was further agreed that the parties would depart from the provisions of the Energy Agreement and establish a mutually acceptable increase for contract year #10 (1997-98), and then, starting with contract year #11 (1998-99), the parties would revert back to the "Sellers Total Cost" method for all subsequent contract years.

For the 1997-98 rate calculation the parties agreed to modify the Sellers
Total Costs" spreadsheet by simulating a    % overall increase, which would
result in an increase in rates retroactive to 7/1/96 of      %. The calculation
is as follows:

               x     = $   Standard Rate
               x     = $   Premium Rate

For contract year #11 (1998-99), the calculation will revert back to the actual costs incurred by NRG.

The parties again confirmed that the increased steam rates for contract year #10, i.e., Standard Rate and Premium Rate, would be retroactive to July 1, 1997.

It was further agreed that this letter, as executed by the parties, would be included as an addendum to the Energy Agreement dated between NRG and Waldorf.



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Earlier this year, it was agreed that the cold iron outage would be moved from fall, 1997, to spring, 1997. Since NRG had budgeted the cold iron outage for fall, this decision impacted the project budget. At that time, Rock Tenn agreed
to allow NRG to complete $    of repairs to the condensate line and bill those
services for payment after July 1, 1997. This charge will appear on the August, 1997 bill.

If you agree with NRG's understanding of the agreement between the parties as explained above, please indicate your acceptance in the space provided. Please let me know if you have any questions or if NRG can be of further service to Waldorf.

Sincerely,

NRG ENERGY, INC.



Michael R. Carroll
Managing Director-Thermal Operations

Cc:  Christie Johns
     Gary Johnson
     Mike Muonio


                           Accepted

                           By: /s/ Michael Henderson
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                           Its:  Mill Controller
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                           Date: September 3, 1997
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